UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2012

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Cytomedix, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	01-32518	23-3011702
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

209 Perry Parkway, Suite 7, Gaithersburg, MD 20877

(Address of Principal Executive Office) (Zip Code)

240-499-2680

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The registrant hereby incorporates by reference the disclosure made in Item 5.07 below.

Item 5.07           Submission of Matters to a Vote of Security Holders

On May 18, 2012, the Company held its special meeting of the shareholders at its corporate offices in Gaithersburg, Maryland (the “Special Meeting”). The shareholders approved the following proposals:

Proposal 1 - To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 160,000,000 and the number of authorized shares of capital stock from 115,000,000 to 175,000,000 (the “Stock Increase Amendment”). The final voting results on this proposal were as follows: 67,910,554 shares voting for; 2,565,800 shares voting against; 294,286 shares abstaining; with no broker non-votes.

Proposal 2 - To approve an amendment to the Long-Term Incentive Plan to increase the number of shares of common stock authorized to be issued under the Plan from 8,000,000 to 10,500,000 shares. The final voting results on this proposal were as follows: 49,315,136 shares voting for; 2,777,190 shares voting against; 100,771 shares abstaining; and 18,577,543 broker non-votes.

Proposal 3 - To approve an amendment to the Company’s Certification of Incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock, prior to December 31, 2012, at one of three reverse stock split ratios, 1-for-2, 1-for-3 or 1-for-4, as determined by the Board of Directors in its sole discretion. The final voting results on this proposal were as follows: 60,791,585 shares voting for; 9,957,043 shares voting against; 22,012 shares abstaining; with no broker non-votes.

Proposal 4 - To authorize the Board pursuant to Section 242(c) of the Delaware General Corporation Law to abandon any reverse stock split pursuant to Proposal 3 above. The final voting results on this proposal were as follows: 62,854,673 shares voting for; 7,854,954 shares voting against; 61,013 shares abstaining; with no broker non-votes.

Following the shareholder approval at the Special Meeting of Proposal 1 relating to the Stock Increase Amendment, the amendment was effected pursuant to a Certificate of Amendment to the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 18, 2012. The effective date of the filing was May 18, 2012. Pursuant to the terms of the Series E Convertible Preferred Stock of the Company, all outstanding shares of the Series E Convertible Preferred Stock automatically converted into 13,539,816 shares of the Company’s common stock upon our filing of the Certificate of Amendment with the State of Delaware. A copy of the Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K.

Section 9 – Exhibits

Item 9.01          Exhibits

(d)           Exhibits

3.1           Certificate of Amendment to the Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cytomedix, Inc.

By:	/s/ Andrew Maslan
Andrew Maslan, Chief Financial Officer

Date:      May 21, 2012